Exhibit 10.2

CORTEX PHARMACEUTICALS, INC.

2014 EQUITY, EQUITY-LINKED AND EQUITY DERIVATIVE INCENTIVE PLAN

This 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan (the “Plan”) is hereby established and adopted this 14th day of March, 2014 (the “Effective Date”) by Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

1.                  Purposes of the Plan. The purposes of this 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan (the “Plan”) are to attract and retain qualified employees and officers, (collectively, employees and officers are referred to herein as “Employees” as defined in more detailed below), directors, consultants, advisors and other service providers (collectively, directors, consultants, advisors and other service providers are referred to herein as “Consultants” as defined in more detail below) upon whose initiative, judgment and effort the successful conduct and development of the Company is dependent, and to provide additional incentive to those Employees and Consultants, and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder or Non-Statutory Stock Options (also, referred to as Non-Qualified Stock Options). Restricted Stock, Stock Appreciation Rights and Phantom Stock may also be granted under the Plan.

2.                  Definitions. As used herein, the following definitions shall apply:

(a)                “Administrator” means the Committee.

(b)               “Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

(c)                “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, any Stock Exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Options, Restricted Stock, Stock Appreciation Rights or Phantom Stock are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

(d)               “Award” means any award of an Option, Restricted Stock, Stock Appreciation Right or Phantom Stock under the Plan.

(e)                “Award Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Award granted under the Plan and includes any documents attached to or incorporated into such Award Agreement, including, but not limited to, a notice of grant and a form of exercise notice.

(f)                “Board” means the Board of Directors of the Company.

(g)               “Cashless Exercise” means, to the extent that an Award Agreement so provides and as permitted by Applicable Law, a program approved by the Committee in which a Participant may exercise an Option by directing the Company to deduct from the Shares issuable upon exercise of his or her Option a number of Shares having an aggregate Fair Market Value equal to the sum of the aggregate exercise price therefor plus the amount of the Participant’s minimum tax withholding (if any), unless such Participant elects to reimburse the Company for such minimum tax withholding amounts in cash, whereupon the Company shall issue to the Participant the net remaining number of Shares after such deductions.

(h)               “Cause” for termination of a Participant’s Continuous Service Status will exist (unless another definition is provided in an applicable Award Agreement, employment agreement or other applicable written agreement) if the Participant’s Continuous Service Status is terminated for any of the following reasons: (i) any material breach by Participant of any material written agreement between Participant and the Employer and Participant’s failure to cure such breach within the time prescribed in such written agreement or in the event no such time is prescribed, then within 30 days after receiving written notice thereof; (ii) any failure by Participant to comply with the Employer’s material written policies or rules as they may be in effect from time to time; (iii) neglect or persistent unsatisfactory performance of Participant’s duties and Participant’s failure to cure such condition within 30 days after receiving written notice thereof; (iv) Participant’s repeated failure to follow reasonable and lawful instructions from the individual or group of individuals to whom he or she reports and Participant’s failure to cure such condition within 30 days after receiving written notice thereof; (v) Participant’s conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Employer; (vi) Participant’s commission of or participation in an act of fraud against the Employer; (vii) Participant’s intentional material damage to the Company’s business, property or reputation; or (viii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Employer or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Employer. For purposes of clarity, a termination without “Cause” does not include any termination that occurs as a result of Participant’s death or Disability. The determination as to whether a Participant’s Continuous Service Status has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Employer’s ability to terminate a Participant’s employment or consulting relationship at any time. In the event that Section 2(h)(ii)-(viii) conflict with the terms of any written agreement between the Employer and the Participant, the terms of the written agreement shall supercede the terms of Sections 2(h)(ii)-(viii) of this Plan and shall be the determinant of Cause.

(i) “Change of Control” means (i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of a majority of the Company’s then outstanding voting securities. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board. An “Excluded Entity” means a corporation or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means one or more committees or subcommittees of the Board consisting of two (2) or more Directors (or such lesser or greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or sub-committee of the Board) appointed by the Board to administer the Plan in accordance with Section 4 below. In the event a committee has not been established, the Board shall act as the Committee.

(l) “Common Stock” means the Company’s common stock, par value $0.001 per share, as adjusted pursuant to Section 10 below.

(m) “Company” means Cortex Pharmaceuticals, Inc., a Delaware corporation.

(n) “Consultant” means any person or entity, including an advisor but not an Employee, that renders, or has rendered, services to the Employer and is compensated for such services, and any Director whether compensated for such services or not.

(o) “Continuous Service Status” means that the Participant’s service with the Employer, whether as an Employee or Consultant, is not interrupted or terminated. The Participant’s Continuous Service Status shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Employer as an Employee or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service Status; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate will not constitute an interruption of Continuous Service Status. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service Status shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

(p) “Director” means a member of the Board of Directors of an Employer.

(q) “Disability” means “disability” within the meaning of Section 22(e)(3) of the Code.

(r) “Employee” means any person employed by the Employer, with the status of employment determined pursuant to such factors as are deemed appropriate by the Company in its sole discretion, subject to any requirements of Applicable Laws, including the Code; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. The payment by the Company of a director’s fee shall not be sufficient to constitute “employment” of such director by the Employer.

(s) “Employer” means the Company and any Affiliate thereof; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, Employer shall mean the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” on any given day shall be the value of one share of Common Stock determined as follows: (i) if the Common Stock is then listed or admitted to trading on a Nasdaq stock exchange or other stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq stock exchange or other principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq stock exchange or such other exchange on the next preceding day on which a closing sale price is reported, (ii) if the Common Stock is not then listed or admitted to trading on a Nasdaq stock market or other stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation, (iii) if neither (i) nor (ii) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith based upon a reasonable application of a reasonable valuation method in accordance with Section 409A of the Code, which determination shall be conclusive and binding on all interested parties.

(v) “Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

(w) “Incentive Stock Option” means an Option intended to, and which does, in fact, qualify as an incentive stock option within the meaning of Section 422 of the Code.

(x) “Listed Security” means any security of the Company that is listed or approved for listing on a Nasdaq stock exchange or other national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system including the OTC Markets.

(y) “Net Exercise” means, to the extent that an Award Agreement so provides and as permitted by Applicable Law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price plus the amount of the Participant’s minimum tax withholding (if any).

(z) “Non-Statutory Stock Option” means an Option that is not intended to, or does not, in fact, qualify as an Incentive Stock Option.

(aa) “Option” means a stock option granted pursuant to the Plan and may be either an Incentive Stock Option or a Non-Statutory Stock Option.

(bb) “Option Exchange Program” means a program approved by the Administrator, or the shareholders of the Company if required under Applicable Laws, whereby outstanding Options (i) are exchanged for Options with a lower exercise price, Restricted Stock, Stock Appreciation Rights, Phantom Stock, cash or other property or (ii) are amended to decrease the exercise price as a result of a decline in the Fair Market Value, in each case to the extent permitted by Applicable Laws.

(cc) “Optioned Stock” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.

(dd) “Optionee” means an Employee or Consultant who receives an Option.

(ee) “Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(ff) “Phantom Stock” means the right of a Participant to receive cash compensation equal in amount to the multiplication of the number of Shares designated in the Award Agreement times the Fair Market Value on the date such cash compensation becomes payable as described in the Award Agreement. A Participant granted Phantom Stock pursuant to an Award Agreement does not have any voting rights or any rights to dividends or the assets of the Company or any other rights of any class of shareholder. Holders of Phantom Stock are not shareholders of the Company by virtue of holding Phantom Stock.

(gg) “Plan” means this 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan.

(hh) “Restricted Stock” means an Award pursuant to Section 8 below that grants the recipient a right to purchase or receive Shares that are subject to restrictions as determined by the Administrator and set forth in an Award Agreement. Upon the lapse of all such restrictions, the Shares will cease to be Restricted Stock for purposes of the Plan.

(ii) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(jj) “Share” means a share of Common Stock, as adjusted in accordance with Section 10 below.

(kk) “Stock Appreciation Right” means the right of a Participant to receive cash compensation equal in amount to the multiplication of the number of Shares designated in the Award Agreement times the Fair Market Value on the date such cash compensation becomes payable minus the number of Shares designated in the Award Agreement times the Fair Market Value on the date of Award Agreement. A Participant granted Stock Appreciation Rights pursuant to an Award Agreement does not have any voting rights or any rights to dividends or the assets of the Company or any other rights of any class of shareholder. Holders of Stock Appreciation Rights are not shareholders of the Company by virtue of holding Stock Appreciation Rights.

(ll) “Stock Exchange” means any stock exchange, including any Nasdaq Stock Exchange or any other stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time including the OTC Markets.

(mm) “Ten Percent Holder” means a person who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate measured as of an Award’s date of grant.

3.                  Stock Subject to the Plan. Subject to the provisions of Section 10 below, the maximum aggregate number of Shares that may be issued under the Plan is 105,633,002 Shares, all of which Shares may be issued under the Plan pursuant to Incentive Stock Options or which may be issued pursuant to Non-Statutory Stock Options, or as Restricted Shares. The Shares issued under the Plan may be authorized, but unissued, or reacquired Shares. If an Award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards. In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards. Shares issued under the Plan and later forfeited to the Company due to the failure to vest by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to the Company in connection with the termination of a Participant’s Continuous Service Status) shall again be available for future grant under the Plan. Notwithstanding the foregoing, subject to the provisions of Section 10 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in the first sentence of this Section 3 plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated there under, any Shares that again become available for issuance pursuant to the remaining provisions of this Section 3.

4.                  Administration of the Plan.

(a)                General. The Plan shall be administered by the Committee. If permitted by Applicable Laws, the Committee may authorize one or more officers of the Company to make Awards under the Plan to Employees and Consultants (who are not subject to Section 16 of the Exchange Act) within parameters specified by the Committee.

(b)               Committee Composition. The Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions.

(c)                Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its sole discretion: (i) to determine the Fair Market Value in accordance with Section 2(u) above, provided that such determination shall be applied consistently with respect to Participants under the Plan; (ii) to select the Employees and Consultants to whom Awards may from time to time be granted; (iii) to determine the number of Shares to be covered by each Award; (iv) to approve the form(s) of agreement(s) and other related documents used under the Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Awards may vest and/or be exercised (which may be based on performance criteria), the circumstances (if any) when vesting will be accelerated or forfeiture restrictions will be waived, and any restriction or limitation regarding any Award, Optioned Stock, or Restricted Stock or Stock Appreciation Right or Phantom Stock; (vi) to amend any outstanding Award or agreement related to any Optioned Stock or Restricted Stock or Stock Appreciation Right or Phantom Stock, including any amendment adjusting vesting (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company), provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent; (vii) to determine whether and under what circumstances an Option may be settled in cash under Section 7(c)(iii) below instead of Common Stock; (viii) subject to Applicable Laws, to implement an Option Exchange Program and establish the terms and conditions of such Option Exchange Program without consent of the holders of capital stock of the Company, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Participant shall be made without his or her consent; (ix) to approve addenda pursuant to Section 17 below or to grant Awards to, or to modify the terms of, any outstanding Award Agreement or any agreement related to any Optioned Stock or Restricted Stock, or Stock Appreciation Right or Phantom Stock held by Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences; and (x) to construe and interpret the terms of the Plan, any Award Agreement and any agreement related to any Optioned Stock or Restricted Stock, Stock Appreciation Right or Phantom Stock, which constructions, interpretations and decisions shall be final and binding on all Participants.

(d)               Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in bad faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

5.                  Eligibility.

(a)                Recipients of Grants. Non-Statutory Stock Options, Restricted Stock, Stock Appreciation Rights and Phantom Stock may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees.

(b)               Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option.

(c)                ISO $100,000 Limitation. Notwithstanding any designation under Section 5(b) above, to the extent that the aggregate Fair Market Value of Shares with respect to which options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any parent or subsidiary) exceeds $100,000, such excess options shall be treated as Non-Statutory Stock Options. For purposes of this Section 5(c), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an incentive stock option shall be determined as of the date of the grant of such option.

(d)               No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment or consulting relationship with the Employer, nor shall it interfere in any way with such Employee’s or Consultant’s right or the Employer’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

6.                  Term of Plan. The Plan shall become effective upon its adoption by the Board and shall continue in effect for a term of 10 years unless sooner terminated under Section 13 below. The adoption of this Plan shall not serve to terminate the Company’s 2006 Incentive Stock Plan, as amended from time-to-time.

7.                  Options.

(a)                Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than 10 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be 5 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

(b)               Option Exercise Price and Consideration.

(i)                 Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following: (1) in the case of an Incentive Stock Option: (i) granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value on the date of grant; (ii) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant; and (2) in the case of a Non-Statutory Stock Option the per Share exercise price shall be such price as is determined by the Administrator, provided that, if the per Share exercise price is less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, including Section 409A of the Code.

(ii)               Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option and to the extent required by Applicable Laws, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) other previously owned Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised; (4) a Cashless Exercise; (5) a Net Exercise; (6) such other consideration and method of payment permitted under Applicable Laws; or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

(c)                Exercise of Option.

(i)                 General.

(1)               Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Employer, and/or the Optionee.

(2)               Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(3)               Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Award Agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised and has paid, or made arrangements to satisfy, any applicable taxes, withholding, required deductions or other required payments in accordance with Section 9 below. The exercise of an Option shall result in a decrease in the number of Shares that thereafter may be available under the Plan and the Option by the number of Shares as to which the Option is exercised.

(4)               Rights as Holder of Capital Stock. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock is issued, except as provided in Section 10 below.

(ii)               Termination of Continuous Service Status. The Administrator shall establish and set forth in the applicable Award Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that an Award Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, the following provisions shall apply:

(1)               General Provisions. Except as otherwise provide in an Award Agreement or by the Administrator at a later date (in accordance with the terms of the Plan), if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to this Section 7).

(2)               Termination other than Upon Disability or Death or for Cause. In the event of termination of an Optionee’s Continuous Service Status other than under the circumstances set forth in the subsections (3) through (5) below, such Optionee may exercise any outstanding Option at any time within 12 month(s) following such termination to the extent the Optionee is vested in the Optioned Stock as of the date of such termination or to any greater extent as determined by the Administrator.

(3)               Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her Disability, such Optionee may exercise any outstanding Option at any time within one year following such termination to the extent the Optionee is vested in the Optioned Stock as of the date of such termination or to any greater extent as determined by the Administrator.

(4)               Death of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her death or in the event of the Optionee’s death during the exercise period set forth in subsections (2) or (3) above, the Option may be exercised by any beneficiaries designated in accordance with Section 15 below, or if there are no such beneficiaries, by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, at any time until the expiration date of the Option, but only to the extent the Optionee is vested in the Optioned Stock as of the date of such death or to any greater extent as determined by the Administrator.

(5)               Termination for Cause. In the event of termination of an Optionee’s Continuous Service Status for Cause, any outstanding Option (including any vested portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee’s Continuous Service Status for Cause. If an Optionee’s Continuous Service Status is suspended pending an investigation of whether the Optionee’s Continuous Service Status will be terminated for Cause, all the Optionee’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period.

(iii)             Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

8.                  Restricted Stock, Stock Appreciation Rights and Phantom Stock.

(a)                Rights to Purchase. When a right to purchase or receive Restricted Stock, any Stock Appreciation Right or any Phantom Stock is granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, if any (which shall be as determined by the Administrator, subject to Applicable Laws, including any applicable securities laws), and the time within which such person must accept such offer. The permissible consideration for Restricted Stock shall be determined by the Administrator and shall be the same as is set forth in Section 7(b)(ii) above with respect to exercise of Options. The offer to purchase Shares shall be accepted by execution of an Award Agreement in the form determined by the Administrator. In the case of Stock Appreciation Rights and Phantom Stock, there shall be no right or obligation on the part of the Participant to purchase such Stock Appreciation Right or Phantom Stock. Such grants shall have a zero dollar purchase price to the Participant.

(b)               Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Award Agreements need not be the same with respect to each Participant.

(c)                Rights as a Holder of Capital Stock. Once the Restricted Stock is purchased (or if the Restricted Stock has no purchase price, once the Restricted Stock is granted), but not in respect to Stock Appreciation Rights or Phantom Stock, the Participant shall have the rights equivalent to those of a holder of capital stock, and shall be a record holder when his or her purchase and the issuance of the Shares is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is purchased, except as provided in Section 10 below. Participants who hold or have received cash compensation in respect to Stock Appreciation Rights or Phantom Stock shall never have rights as holders of capital stock in respect to such Participants’ Stock Appreciation Rights or Phantom Stock.

9.                  Taxes.

(a)                As a condition of the grant, vesting and exercise of an Award, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S. federal, state, local or foreign tax, withholding, and any other required deductions or payments that may arise in connection with such Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b)               The Administrator may, to the extent permitted under Applicable Laws, permit a Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) to satisfy all or part of his or her tax, withholding, or any other required deductions or payments by Cashless Exercise, Net Exercise, or by surrendering Shares (either directly or by stock attestation) that he or she previously acquired; provided that, unless specifically permitted by the Company, any such Net Exercise must be an approved broker-assisted Net Exercise or the Shares withheld in the Cashless Exercise or Net Exercise must be limited to avoid financial accounting charges under applicable accounting guidance and any such surrendered Shares must have been previously held for any minimum duration required to avoid financial accounting charges under applicable accounting guidance. Any payment of taxes by surrendering Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

10.              Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)                Changes in Capitalization. Subject to any action required under Applicable Laws by the holders of capital stock of the Company, (i) the numbers and class of Shares or other stock or securities: (x) available for future Awards under Section 3 above and (y) covered by each outstanding Award, and (ii) the exercise price per Share of each such outstanding Option, shall be automatically proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, combination, consolidation, reclassification of the Shares or subdivision of the Shares. In the event of any increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, a declaration of an extraordinary dividend with respect to the Shares payable in a form other than Shares in an amount that has a material effect on the Fair Market Value, a recapitalization (including a recapitalization through a large nonrecurring cash dividend), a rights offering, a reorganization, merger, a spin-off, split-up, change in corporate structure or a similar occurrence, the Administrator shall make appropriate adjustments, in its discretion, in one or more of (i) the numbers and class of Shares or other stock or securities: (x) available for future Awards under Section 3 above and (y) covered by each outstanding Award, and (ii) the exercise price per Share of each outstanding Option, and any such adjustment by the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. If, by reason of a transaction described in this Section 10(a) or an adjustment pursuant to this Section 10(a), a Participant’s Award Agreement or agreement related to any Optioned Stock or Restricted Stock or Stock Appreciation Right or Phantom Stock covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or agreement related to the Optioned Stock, Restricted Stock, Stock Appreciation Right or Phantom Stock in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award, Optioned Stock, Restricted Stock, Stock Appreciation Right or Phantom Stock prior to such adjustment.

(b)               Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c)                Corporate Transactions. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock (a “Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner unless such treatment is described or defined in the Award Agreement. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or equity awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid for the Shares subject to the Awards; or (E) the cancellation of any outstanding Options or an outstanding right to purchase Restricted Stock, in either case, for no consideration.

11.              Non-Transferability of Awards.

(a)                General. Except as set forth in this Section 11, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. With respect to Restricted Stock, these restrictions will lapse at such time or times, and on such conditions, as the Administrator may specify in the Award Agreement. The designation of a beneficiary by a Participant will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 11.

(b)               Limited Transferability Rights. Notwithstanding anything else in this Section 11, the Administrator may in its sole discretion provide that any Non-Statutory Stock Options, Stock Appreciation Rights and Phantom Stock may be transferred by instrument to an inter vivos or testamentary trust in which such Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to Family Members. Further, beginning with (i) the period when the Company begins to rely on the exemption described in Rule 12h-1(f)(1) promulgated under the Exchange Act, as determined by the Board in its sole discretion, and (ii) ending on the earlier of (A) the date when the Company ceases to rely on such exemption, as determined by the Board in its sole discretion, or (B) the date when the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than, with respect to Non-Statutory Stock Options, to (i) persons who are Family Members through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant. Notwithstanding the foregoing sentence, the Board, in its sole discretion, may permit transfers of Non-Statutory Stock Options, Stock Appreciation Rights or Phantom Stock to the Company or in connection with a Change of Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

(c)                Registration of Underlying Stock. Upon becoming legally permitted to file an S-8 registration statement with respect to the shares underlying any Awards, the Company shall use its reasonable best efforts to file such an S-8 registration statement as soon as reasonably practical.

12.              Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator.

13.              Amendment and Termination of the Plan. The Board may at any time amend or terminate the Plan, but, except as otherwise provided in Section 10, no amendment or termination shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent. In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain the approval of holders of capital stock with respect to any Plan amendment in such a manner and to such a degree as required.

14.              Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of any Option or purchase of any Restricted Stock, the Company may require the person exercising the Option or purchasing the Restricted Stock to represent and warrant at the time of any such exercise or purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is advisable or required by Applicable Laws. Shares issued upon exercise of Options or purchase of Restricted Stock prior to the date, if ever, on which the Common Stock becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Award Agreement.

15.              Beneficiaries. If permitted by the Company, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. Except as otherwise provided in an Award Agreement, if no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate or to any person who has the right to acquire the Award by bequest or inheritance.

16.              Approval of Holders of Capital Stock. Continuance of the Plan shall be subject to approval by the holders of capital stock of the Company within 12 months before or after the date the Plan is adopted or, to the extent required by Applicable Laws, any date the Plan is amended. Such approval shall be obtained in the manner and to the degree required under Applicable Laws.

17.              Addenda. The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

18.              Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two years from the grant date of such Incentive Stock Option or within one year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

19.              Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

20.              Information to Holders of Options. In the event the Company is relying on the exemption provided by Rule 12h-1(f) under the Exchange Act, the Company shall provide the information described in Rule 701(e)(3), (4) and (5) of the Securities Act of 1933, as amended, to all holders of Options in accordance with the requirements thereunder until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company may request that holders of Options agree to keep the information to be provided pursuant to this Section confidential. If the holder does not agree to keep the information to be provided pursuant to this Section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) of the Exchange Act.

ADDENDUM A

TO

2014 EQUITY, EQUITY-LINKED AND EQUITY DERIVATIVE INCENTIVE PLAN

(For California residents only, to the extent required by 25102(o))

This Addendum A to the 2014 Equity, Equity-Linked and Equity Derivative incentive Plan shall apply only to the Participants who are residents of the State of California and who are receiving an Award under the Plan. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Addendum A. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by Applicable Laws, the following terms shall apply to all Awards granted to residents of the State of California, until such time as the Administrator amends this Addendum A or the Administrator otherwise provides.

(a)    The term of each Option shall be stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

(b)   If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).

(c)    If a Participant ceases to be an Employee or Consultant for a reason other than death, Disability or an involuntary termination for Cause, such Participant may exercise his or her Option within such period of time as specified in the Award Agreement, which shall not be less than thirty (30) days following the date of the Participant’s termination, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement).

(d)   If a Participant ceases to be an Employee or Consultant as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as specified in the Award Agreement, which shall not be less than six (6) months following the date of the Participant’s termination, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).

(e)    If a Participant dies while an Employee or Consultant, the Option may be exercised within such period of time as specified in the Award Agreement, which shall not be less than six (6) months following the date of the Participant’s death, to the extent the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) by the Participant’s designated beneficiary, personal representative, or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.

(f)    No Award shall be granted to a resident of California more than ten (10) years after the earlier of the date of adoption of the Plan or the date the Plan is approved by the stockholders.

(g)   The Administrator will make any adjustments to an Award required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

(h)   This Addendum A shall be deemed to be part of the Plan and the Administrator shall have the authority to amend this Addendum A in accordance with Section 14 of the Plan.